UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

Performance Food Group Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 804 484 7700

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2019, Performance Food Group Company, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Ram Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Buyer”), Ram Holdings I, L.L.C., a Delaware limited liability company (“Seller 1”), Ram Holdings II, L.L.C., a Delaware limited liability company (“Seller 2”), Ram Holdings III, L.L.C., a Delaware limited liability company (“Seller 3” and, together with Seller 1 and Seller 2, “Sellers”), Reyes Holdings, L.L.C., a Delaware limited liability company (“Holdings”), and Lone Oak Realty LLC, a Delaware limited liability company (“Real Estate Seller” and, together with Sellers and Holdings, the “Seller Parties”). Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, Buyer will purchase all of the outstanding limited liability company interests of Reinhart Foodservice, L.L.C., a Delaware limited liability company, and certain related subsidiaries (collectively, the “Acquired Companies”) for $2 billion in cash, subject to customary adjustments set forth in the Purchase Agreement for the Acquired Companies’ combined debt, cash and net working capital (the “Transaction”).

The Purchase Agreement includes customary representations, warranties and covenants of the parties.

The Transaction is subject to various closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act (the “HSR Act Clearance”) and the absence of a burdensome condition (as defined in the Purchase Agreement) being a condition to the receipt of the HSR Act Clearance, (ii) the absence of any legal restraint preventing the consummation of the Transaction, (iii) the continuing accuracy of each party’s representations and warranties and compliance by the parties with their respective covenants (subject to materiality qualifiers) and (iv) the satisfaction of other conditions customary for a transaction of this type.

The Purchase Agreement contains certain termination rights for the Company and Holdings (on behalf of the Seller Parties), including if (i) the closing does not occur by April 1, 2020 (which date may be extended to July 1, 2020 under certain circumstances) (the “Outside Date”), (ii) if the other party breaches any of its representations, warranties or covenants (subject to materiality thresholds and cure periods) or (iii) a legal restraint on the Transaction has become final and nonappealable. In addition, the Company is permitted to terminate the Purchase Agreement if 2018 Adjusted EBITDA (as defined in the Purchase Agreement) of the Acquired Companies is below a certain level.

The Company must pay Holdings a termination fee of $100 million in cash if Holdings terminates the Purchase Agreement due to the Company’s material breach of the Purchase Agreement (including if the Company fails to consummate the Transaction when required to do so under the Purchase Agreement). In addition, the Company must pay Holdings a termination fee of $80 million in cash under certain circumstances if the Purchase Agreement is terminated due to (i) the failure of the Transaction to be consummated by April 1, 2020 (which date may be extended to July 1, 2020 under certain circumstances) as a result of the HSR Act Clearance not being obtained by such date or (ii) a legal restraint related to the HSR Act Clearance becoming final and nonappealable.

In connection with the entry into the Purchase Agreement, the Company bound a customary representations and warranties insurance policy as additional recourse for certain losses arising out of any breach of the representations and warranties in the Agreement related to the Acquired Companies and certain pre-closing taxes of the Acquired Companies.

In connection with the entry into the Purchase Agreement, the Company has obtained debt financing commitments on the terms and conditions set forth in the commitment letter, dated July 1, 2019 (the “Commitment Letter”), from Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands

Branch, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (collectively, the “Lenders”), pursuant to which the Lenders have provided commitments in an amount up to $2.06 billion in the aggregate, consisting of (i) a senior unsecured bridge loan facility in an aggregate principal amount of up to $1.46 billion and (ii) additional commitments in the form of Additional Pari Passu Term Loans and Additional Junior Term Loans (as such terms are defined under the Credit Agreement (as defined below)) under the Company’s existing credit agreement, dated as of May 17, 2019, as amended, restated, supplemented, or otherwise modified from time to time (the “Credit Agreement”), in an aggregate principal amount of up to $600 million.

The obligations of the Lenders to provide the debt financing under the Commitment Letter are subject to certain customary conditions. The Commitment Letter (and the commitments thereunder) shall automatically terminate if (i) the initial borrowings in respect of the committed facilities do not occur on the date that is on or prior to five business days after the Outside Date, (ii) the Purchase Agreement is validly terminated prior to consummation of the Transaction or (iii) the consummation of the Transaction occurs (and payment of the consideration thereof) without requiring borrowings under any of the committed facilities.

The foregoing description of the Purchase Agreement and the Transaction is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Acquired Companies. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and are subject to standards of materiality applicable to the parties that may differ from those applicable to investors. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement may be subject to important qualifications and limitations agreed to by the Company and the Seller Parties in connection with the negotiated terms of the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of July 1, 2019, by and among Performance Food Group Company, Ram Acquisition Company, LLC, Ram Holdings I, L.L.C., Ram Holdings II, L.L.C., Ram Holdings III, L.L.C., Reyes Holdings, L.L.C. and Lone Oak Realty LLC*

*

Schedules (and similar attachments) to the Purchase Agreement have been omitted pursuant to Item 601 of Regulation S-K. The Company will furnish the omitted schedules (and similar attachments) to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: July 1, 2019	By:	/s/ A. Brent King
Name: A. Brent King
Title: Senior Vice President, General Counsel and Secretary